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                                                                 EXHIBIT 23.2



                                                    Kaufman Davis, PC
                                                        AN INDEPENDENT CPA Firm




                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors and Stockholder
HoQuotient, Inc.

We consent to the incorporation of our financial statements dated May 11, 1999, with respect to the consolidated financial statements and schedules of HoQuotient Inc., for the years ended December 31, 1999 and December 31, 1998 in the Annual Report dated May 25, 2000 on Form 10-KSB for the registration of HoQuotient, Inc., under the Securities Exchange Act of 1934.

By: /s/ Kaufman Davis, PC
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        Kaufman Davis, PC
        Bethesda, Maryland May 25, 2000